Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,532,740
Unrealized Gain (Loss) on Market Value of Futures	4,474,370
Dividend Income	2,966
Interest Income	235
ETF Transaction Fees	11,000
Total Income (Loss)	$6,021,311

Expenses
Investment Advisory Fee	$96,060
Tax Reporting Fees	24,164
Audit fees	6,496
Brokerage Commissions	6,057
NYMEX License Fee	3,903
Non-interested Directors' Fees and Expenses	1,117
Prepaid Insurance Expense	1,066
SEC & FINRA Registration Expense	728
Total Expenses	$139,591
Net Gain (Loss)	$5,881,720

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/11	$190,763,712
Additions (1,200,000 Units)	51,963,145
Net Gain (Loss)	5,881,720

Net Asset Value End of Period	$248,608,577
Net Asset Value Per Unit (5,500,000 Units)	$45.20

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502